Exhibit 10.28

WARRANT

THIS WARRANT (“WARRANT”) TO PURCHASE SHARES IN THE CAPITAL OF SONIC FOUNDRY, INC., A MARYLAND CORPORATION (THE “COMPANY”) IS ISSUED ON THE ISSUE DATE PURSUANT TO THE TERMS OF THAT CERTAIN LOAN AND SECURITY AGREEMENT BETWEEN THE COMPANY AND PARTNERS FOR GROWTH IV, L.P. (THE “LOAN AGREEMENT”). THIS WARRANT IS SOLD IN A PRIVATE TRANSACTION, WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND REGULATIONS PROMULGATED THEREUNDER (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE, AND MAY BE OFFERED OR SOLD ONLY IF REGISTERED UNDER THE SECURITIES ACT AND SUCH LAWS OR IF AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH LAWS IS AVAILABLE.

Company:	Sonic Foundry, Inc., a Maryland corporation
Warrant Stock:	Common Stock, par value $0.01 per share
Number of Shares:	Up to 30,000, subject to adjustment
Exchange Price:	$9.66 per Share, subject to adjustment
Issue Date:	May 14, 2015
Expiration Date:	May 14, 2020

The term “Holder” shall initially refer to Partners for Growth IV, L.P., a Delaware limited partnership, which is the initial holder of this Warrant and shall further refer to any subsequent permitted holder of this Warrant from time to time.

The Company does hereby certify and agree that in consideration of Holder’s payment of $3,138 for this Warrant on the Issue Date (such dollar amount, exclusive of the Exchange Price payable or creditable upon Exercise or Exchange of this Warrant, the “Purchase Price”), Holder, or its permitted successors and assigns, hereby is entitled, subject to Sections 1.8 and 1.9 hereof, to Exchange or Exercise this Warrant in the Company for up to Thirty Thousand (30,000) shares of the Company’s Common Stock, par value $0.01 per share (the “Warrant Stock”). This Warrant is subject to adjustment as set forth in this Warrant. Capitalized terms used but not defined in this Warrant have their meanings as set forth in the Loan Agreement defined in the heading between the Company and Partners for Growth IV, L.P. (“PFG”). When the term “convert” or “conversion” in relation to the Warrant is used herein, it includes an Exchange and an Exercise, each as defined in Section 1.3(a), below, as applicable.

Section 1. Term, Price and Exchange of Warrant.

1.1 Term of Warrant. This Warrant shall be convertible for a period of five (5) years after the Issue Date (hereinafter referred to as the “Expiration Date”).

1.2 Exchange Price. The price per Share at which the shares of Warrant Stock are issuable upon conversion of this Warrant shall be $9.66 per Warrant Share (the “Exchange Price”).

1.3 Conversion of Warrant.

(a) This Warrant may be exercised, in whole or in part, upon surrender of this Warrant to the Company, together with the Election to Exchange or Exercise attached hereto as Exhibit A (the “Election”) duly completed and executed with “Exercise” selected as the mode of conversion, and upon payment to the Company of the Exercise Price for the number of shares of Warrant Stock in respect of which this Warrant is then being exercised (an “Exercise”). In whole or in part in lieu of an Exercise, Holder may convert this Warrant on a cashless basis by so indicating in the Election and proceeding in accordance with the remainder of this Section 1.3 (an “Exchange”). In each above case, Holder shall surrender this Warrant to the Company at its then principal offices, together with the Election duly completed and executed.

(b) Upon an Exchange, the Holder shall receive shares of Warrant Stock such that, without the payment of any funds, the Holder shall surrender this Warrant in exchange for the number of shares of Warrant Stock equal to “X” (as defined below), computed using the following formula:

Y * (A-B)
X =

A

Where

	X	=	the number of shares of Warrant Stock to be issued to Holder

	Y	=	the number of shares of Warrant Stock to be converted under this Warrant

	A	=	the Fair Market Value of one Warrant Share

	B	=	the Exchange Price (as adjusted to the date of such calculations)

	*	=	multiplied by

(c) For purposes of this Warrant, the “Fair Market Value” of one Warrant Share shall be (i) if the Company’s securities become listed on a national or international stock exchange, the average closing sale price reported on such exchange for such listed securities during the 90-trading day period immediately prior to the date Holder delivers its Election to the Company, or (ii) if the Company’s securities are traded over-the-counter, the average of bid and ask price for such securities over the 90-trading day period immediately prior to the day Holder delivers its Election to the Company, in each case of (i) and (ii), above, if the shares of Warrant Stock are convertible into such listed or over-the-counter traded securities other than on a one-to-one basis, multiplied by the ratio at which one Warrant Share converts into such other security. If the Company’s securities are not listed or traded as contemplated in clauses (i) or (ii), above, the Fair Market Value of the Warrant Stock shall be the price per Warrant Share which the

Company could obtain from a willing buyer of shares of Warrant Stock sold by the Company from its authorized but unissued Shares, initially as the Board of Directors of the Company (“Board”) shall determine in its reasonable good faith judgment, subject to Holder’s valuation rights below, but in no event less than the price to which a holder of Warrant Stock would be entitled based on a valuation of the Company as a going concern and the application of the rights, preferences and privileges of the Company’s outstanding securities as set forth in the Company’s Constitutional Documents, without discount for minority, control or lack of marketability. If the Warrant is to be converted in connection with an Acquisition, the Fair Market Value of a Warrant Share shall be based on the enterprise value specified or implied in such Acquisition and shall be the greater of (A) the value attributable to the Warrant Stock and (B) the value attributable to the Company securities into which the shares of Warrant Stock are (or may be) convertible (but subject to Holder’s conversion directly into such other Company securities).

(b) In the event that Holder converts this Warrant in connection with a transaction in which shares of the same class and series as the Warrant Stock are converted into another security, Holder may effect a conversion directly into such other security.

(c) Subject to Section 2 hereof, upon delivery of the duly completed and executed Election, the Company shall issue and deliver within four (4) business days to Holder or such other person as Holder may designate in writing a certificate or certificates or other legal evidence of Holder’s ownership of the number of shares of Warrant Stock so acquired upon the conversion of this Warrant. Such certificate(s) or other legal evidence shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a stockholder of the Company and a holder of record of such shares of Warrant Stock as of the date the Election is delivered to the Company, provided, however, Holder’s admission as a stockholder shall be subject to Holder’s execution and delivery of such agreements as may be required of all stockholders or of an accession or similar agreement by which Holder agrees to be bound by such agreements. If this Warrant is converted in part, a new warrant substantially identical to this Warrant for the number of Shares not converted shall be promptly executed and delivered to Holder by the Company.

1.4 Fractional Interests. The Company shall not be required to issue fractions of shares of Warrant Stock upon the conversion of this Warrant. If any fraction of a Warrant Share would be issuable upon the conversion of this Warrant (or any portion thereof), the Company shall purchase such fraction for an amount in cash equal to the fair market value of a Warrant Share as determined by the Board in its reasonable judgment.

1.5 Certain Definitions. For purposes of this Warrant:

“Acquisition” means, in any single transaction or series of related transactions: (i) any sale or other disposition (including exclusive license) of all or substantially all of the assets of the Company in whatever form and however consummated, or (ii) any reorganization, consolidation, merger or acquisition of the Company or a Controlling interest in the Company.

An “Affiliate” of, or person “affiliated” with, a specified Person, is a Person that directly, or indirectly through one or more intermediaries, beneficially owns or is beneficially owned, controls or is controlled by, or is under common control with, the Person specified, and any person or entity that owns or controls directly or indirectly ten percent (10%) or more of the Shares of Company shall be deemed to be an Affiliate of the Company.

“Constitutional Documents” means the Company’s Certificate of Incorporation (as amended and restated, as applicable), Bylaws and agreements between or among the Company and holders of any class or series of its stock.

“Control” (including the terms “controlling”, “controlled by” and “under common control with”) means the possession, direct or indirect through one or more Affiliates, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership or voting of voting securities, by contract, or otherwise.

“Person” or “person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, government, or any agency or political division thereof, or any other entity of any kind.

1.6 Automatic Conversion upon Expiration. Upon the Expiration Date, this Warrant shall automatically be deemed on and as of such date to be Exchanged for the cash sum set forth in Section 1.8 as to all shares of Warrant Stock (or such other securities) for which this Warrant has become convertible and for which it shall not previously have been converted for Warrant Stock (or if not then outstanding, into such other class and series of securities into which the Warrant Stock is then convertible).

1.7 Treatment of Warrant Upon Acquisition of Company. Upon the closing of any Acquisition, without limiting or prejudicing Holder’s right to convert this Warrant under Section 1.3 or exercise its “put” rights under Section 1.8 (in each case with respect to the Warrant Stock that may then be converted or put) the surviving entity shall, as a condition to the Acquisition, either (i) assume the obligations under this Warrant, then this Warrant shall be convertible into the same securities as would be payable for the shares of Warrant Stock issuable upon conversion of the unconverted portion of this Warrant as if such shares of Warrant Stock were outstanding on the record date for the Acquisition (and the Exchange Price and/or number of shares of Warrant Stock shall be adjusted accordingly); or (ii) the Company or other surviving entity in such Acquisition shall, upon initial closing of such Acquisition purchase this Warrant at its “Fair Value” (the “Purchase Price”). For purposes hereof, “Fair Value” means that value determined by the parties using a Black-Scholes Option-Pricing Model (the “Black-Scholes Calculation”) with the following assumptions: (A) a risk-free interest rate equal to the risk-free interest rate at the time of the closing of the Acquisition (or as close thereto as practicable), (B) a contractual life of the Warrant equal to the remaining term of this

Warrant as of the date of the announcement of the Acquisition, (C) an annual dividend yield equal to dividends payable or declared on the underlying shares of Warrant Stock (including securities into which the shares of Warrant Stock may be convertible) during the term of this Warrant (calculated on an annual basis), and (D) a volatility factor of the expected market price of the Company’s Shares comprised of: (1) if the Company is publicly traded on a national securities exchange, its volatility over the one year period ending on the day prior to the announcement of the Acquisition, (2) if the Shares are traded over-the-counter, its volatility over the one year period ending on the day prior to the announcement of the Acquisition, or (3) if the Company is a non-public company, the volatility, over the one year period prior to the Acquisition, of an average of publicly-traded companies in the same or similar industry to the Company with such companies having similar revenues. The Purchase Price determined in accordance with the above shall be paid upon the initial closing of the Acquisition and shall not be subject to any post-Acquisition closing contingencies or adjustments; provided, however, the parties may take such post-Acquisition closing contingencies or adjustments into account in determining the Purchase Price, and if the parties take any post-Acquisition closing contingencies or adjustments into account, then upon the partial or complete removal of those post-Acquisition closing contingencies or adjustments, a new Black-Scholes Calculation would be made using all of the same inputs except for the value of the Company’s Shares (as determined under subclause (D)), and any increase in Fair Value (and, correspondingly, Purchase Price), including, without limitation, as a result of any earn-out or escrowed consideration, would be paid in full to Holder immediately after those post-Acquisition closing contingencies or adjustments can be determined or achieved.

1.8 Warrant Put. Notwithstanding anything to the contrary set forth in this Warrant, in the event of (i) any Acquisition of the Company, (ii) any liquidation of the Company, (iii) any liquidation or deemed liquidation of the Company under its Constitutional Documents, or (iv) the expiry of this Warrant, Holder shall have the right (but not the obligation) to exchange this Warrant (the “Put Right”) for the cash sum of $120,000 (the “Exchange Put Price”); provided, however, if the Company does not draw Tranche 2 under the Loan Agreement, the Exchange Put Price shall be $90,000. The Exchange Put Price shall be adjusted on a relative percentage basis to the extent that Holder has converted any part of this Warrant and later exercises its Put Right. Except as to a put effected under Section 1.6, Holder shall exercise such Put Right by written notice as provided in this Warrant and, upon receipt by the Company of such notice, the Expiration Date of this Warrant shall be deemed extended until such time as the Company has paid the Exchange Put Price to Holder. The Company shall promptly (and in no event later than (five) 5 business days of Holder’s notice to the Company) pay the Exchange Put Price to Holder. Notwithstanding the foregoing, however, if the Warrant Stock (i) is publicly traded at a price that is greater than 300% of the Exchange Price for at least twenty (20) consecutive trading days, (ii) the Warrant Stock is freely tradable by Holder and (iii) there is sufficient trading volume to enable Holder to sell its Warrant Stock over a ten (10) consecutive trading day period without materially and adversely impacting the trading price of the Company’s Common Stock, then Holder’s right to “put” the Warrant Stock under this Section 1.8 shall terminate. Whether the conditions set forth in clauses (i) through (iii) have been satisfied shall be a matter of Holder’s reasonable good faith business judgment, the basis therefor shall notified to the Company and binding on the parties.

1.9 Reduction in Number of Shares. The parties acknowledge that the loans under the Loan Agreement are to be disbursed in two tranches (“Tranche 1” and “Tranche 2” as defined in the Loan Agreement). 22,500 shares of Warrant Stock are immediately convertible on the Issue Date. 7,500 shares of Warrant Stock automatically become convertible if and when the Company draws Tranche 2 under the Loan Agreement.

Section 2. Exchange and Transfer of Warrant.

(a) This Warrant may be transferred, in whole or in part, without restriction, subject only to (i) Holder’s compliance with applicable securities laws (which, in the case of Affiliates, shall be deemed satisfied by Holder (and transferee) certification of Affiliate status), and (ii) the transferee holder of the new Warrant assuming the obligations of Holder set forth in this Warrant. A transfer may be registered with the Company by submission to it of the annexed Assignment Form attached hereto as Exhibit B duly completed and executed. After the Company’s registration of a transfer of this Warrant, the Company will issue and deliver to the transferee a new warrant (representing the portion of this Warrant so transferred) upon the same terms and conditions as this Warrant and in substantially identical form, which the Company will register in the new holder’s name. In the event of registration of a partial transfer of this Warrant, the Company shall concurrently issue and deliver to the transferring holder a new warrant that entitles the transferring holder to the balance of this Warrant not so transferred and that otherwise is upon the same terms and conditions as this Warrant. Upon the delivery of this Warrant for transfer, the transferee holder shall for all purposes become the holder of the new warrant issued for the portion of this Warrant so transferred, irrespective of the date of actual delivery of the new warrant representing the portion of this Warrant so transferred.

(b) In the event of the loss, theft or destruction of this Warrant, the Company shall execute and deliver an identical new warrant to Holder in substitution therefor upon the Company’s receipt of (i) evidence reasonably satisfactory to the Company of such event, and (ii) if requested by the Company, an indemnity agreement in reasonable and customary form.

(c) The Company shall pay its own and all Holder’s reasonable costs and expenses incurred in connection with the conversion, transfer or replacement of this Warrant, including, without limitation, securities compliance, the costs of preparation, execution and delivery of a new warrant and of certificates or other legal evidence of all Warrant Stock.

Section 3. Certain Covenants.

(a) The Company shall ensure that any approval of its stockholders required for issuance of this Warrant and of the shares of Warrant Stock issuable upon conversion hereof (which shall, for the avoidance of doubt, include any securities into which shares of Warrant Stock are or become convertible) remains in full force and effect until the earlier of conversion or the Expiration Date.

(b) The Company will not, by amendment of its Constitutional Documents or through reorganization, consolidation, merger, amalgamation, sale of assets or otherwise, avoid or seek to avoid the observance or performance of any of the terms of this Warrant. Without limiting the foregoing, the Company will from time to time take all such action as may be necessary or appropriate in order that the Company may validly and legally issue shares of Warrant Stock upon the conversion of this Warrant.

(c) So long as Holder or any of its Affiliates holds this Warrant and/or the Warrant Stock, the Company shall deliver to Holder such reports as it provides to any holders of securities of the same class and series as the Warrant Stock, as and when delivered to such holders. Notwithstanding the foregoing, the Company will provide quarterly and annual financial statements and such other information as such Holder may reasonably request and that the Company may lawfully provide at such time under applicable securities laws so long as such statements are not publicly available.

(d) The Company shall not treat the Warrant or the shares of Warrant Stock as being granted or issued as property transferred in connection with the performance of services or otherwise as compensation for services rendered.

(e) The Company shall not characterize the Warrant as an ownership interest in the Company or Holder as a stockholder of the Company until such time as Holder converts the Warrant for shares of Warrant Stock.

Section 4. Adjustments to Number of Shares of Warrant Stock, Etc.

4.1 Adjustments. In order to prevent dilution of the rights granted hereunder, the Number of Shares and Exchange Price shall be subject to adjustment from time to time in accordance with this Section 4. Upon each adjustment of the Exchange Price pursuant to this Section 4, Holder shall thereafter be entitled to acquire upon conversion, at the Exchange Price resulting from such adjustment, the number of shares of Warrant Stock obtainable by multiplying the Exchange Price in effect immediately prior to such adjustment by the number of shares of Warrant Stock acquirable immediately prior to such adjustment and dividing the product thereof by the new Exchange Price resulting from such adjustment.

4.2 Subdivisions, Combinations and Stock Dividends. If the Company shall at any time subdivide by split-up or otherwise, the class and series of Company securities into which the Warrant could then be converted into a greater number of shares, or issue additional securities as a dividend, bonus issue or otherwise with respect to such securities into which the Warrant could be converted, then the Exchange Price in effect immediately prior to such subdivision or share dividend or bonus issue shall be proportionately reduced and the number of shares acquirable upon exchange hereunder shall be proportionately increased. Conversely, if the class and series of Company securities into which the Warrant could then be converted are combined into a smaller number of shares, the Exchange Price in effect immediately prior to such combination shall be proportionately increased.

4.3 Reclassification, Exchange, Substitutions, Etc. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exchange or exercise of this Warrant, Holder shall be entitled to receive, upon conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Warrant Stock if this Warrant had been converted immediately before such reclassification, exchange, substitution, or other event. Such an event shall include any automatic conversion of the outstanding or issuable securities of the Company of the same class or series as the Warrant Stock to Common Stock pursuant to the Company’s Constitutional Documents upon the closing of a public offering of the Company’s Common Stock. The Company or its successor shall promptly issue to Holder an amendment to this Warrant setting forth the number and kind of such new securities or other property issuable upon exchange or exercise of this Warrant as a result of such reclassification, exchange, substitution or other event that results in a change of the number and/or class of securities issuable upon exchange or exercise of this Warrant. The amendment to this Warrant shall provide for adjustments (as determined in good faith by the Company’s Board of Directors) which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 4 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exchange of the new Warrant. The provisions of Sections 4.2 and 4.3 shall similarly apply to successive subdivisions, combinations, Share dividends, distributions, reclassifications, exchanges, substitutions, and dilutive events.

4.4 Notices of Record Date, Etc. In the event that the Company shall:

(1) declare or propose to declare any dividend upon Company securities, whether payable in cash, property, shares or other securities and whether or not a regular cash dividend, or

(2) offer for sale any additional shares of any class or series of the Company’s stock or securities exchangeable for or convertible into such stock in any transaction that would give rise (regardless of waivers thereof) to pre-emptive rights of any class or series of shareholders, or

(3) effect or approve any reclassification, exchange, substitution or recapitalization of the capital shares of the Company, including any subdivision or combination of its outstanding stock, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation, or to liquidate, dissolve or wind up (including an assignment for the benefit of creditors), or

(4) offer holders of registration rights the opportunity to participate in registration of the Company’s securities, or

(5) offer stockholders the opportunity to participate in any further public offering of the Company’s securities,

then, in connection with such event, the Company shall give to Holder:

(i) at least ten (10) days prior written notice of the date on which the books of the Company shall close or a record shall be taken for such a distribution or offer in respect of the matters referred to in (1) or (2) above, or for determining rights to vote in respect of the matters referred to in (3) above; and

(ii) in the case of the matters referred to in (4) and (5) above, the greater of (A) ten (10) days prior written notice of the date when the same shall take place and (B) the date that notice is or is required to be given to any stockholder.

Such notice in accordance with the foregoing clause (1) shall also specify, in the case of any such distribution, the date on which the holders of Company securities shall be entitled thereto and the terms of such distribution, and such notice in accordance with clause (2) shall also specify the date on which the holders of Company securities shall be entitled to convert their stock for securities or other property deliverable upon such reorganization, reclassification, exchange, substitution, consolidation, merger or sale, as the case may be, and the terms of such exchange. Each such written notice shall be given by first class mail, postage prepaid, addressed to the holder of this Warrant at the address of Holder.

4.6 Adjustment for Capitalization Table Errors. The parties acknowledge their mutual agreement that the initial Number of Shares is based on the capitalization of the Company being in all material respects as represented to Holder and appended hereto as Exhibit C. If the fully-diluted equity of the Company is not, as of the Issue Date, in fact as represented in Exhibit C, the Number of Shares and / or Exchange Price shall be equitably adjusted under Section 4.7.

4.7 Adjustments by Board. If any event occurs as to which the provisions of this Section 4 are not strictly applicable or if strictly applicable would not fairly protect the rights of Holder in accordance with the essential intent and principles of such provisions, then the Board shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights.

4.8 Officer’s Statement as to Adjustments. Whenever the Number of Shares subject to this Warrant is required to be or is adjusted as provided in Section 4, the Company shall forthwith file at the office designated for the conversion of this Warrant a statement, signed by the chief financial officer of the Company, showing in reasonable detail the facts requiring such adjustment and the number of issuable shares of Warrant Stock that will be effective after such adjustment. If such notice relates to an adjustment resulting from an event referred to in Section 4.3, such notice shall be included as part of the notice required to be mailed or published under the provisions of Section 4.4.

4.9 Issue of Securities other than Warrant Stock. In the event that at any time, as a result of any adjustment made pursuant to Section 4, Holder thereafter shall become entitled to receive any securities of the Company, other than Warrant Stock, thereafter the number of such other securities so receivable upon conversion of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Stock contained in Section 4.

Section 5. Rights of the Warrant Holder.

This Warrant shall entitle Holder, upon Conversion, to the benefit of all rights as are applicable to any stockholder of the Company holding shares that are the same class and series as the Warrant Stock.

Section 6. Representations, Warranties and Covenants of the Company. The Company represents and warrants to, and covenants with, Holder that:

6.1 Corporate Power; Authorization. The Company has all requisite corporate power and has taken all requisite corporate action to execute and deliver this Warrant, to issue the Warrant and Warrant Stock and to carry out and perform all of its obligations hereunder. This Warrant has been duly authorized, executed and delivered on behalf of the Company and constitutes the valid and binding agreement of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally and (ii) as limited by equitable principles generally. Any person executing this Warrant on behalf of the Company is a duly authorized officer of the Company with all necessary legal authority to bind the Company generally and with the specific legal authority to cause the Company to execute and deliver this Warrant.

6.2 Validity of Securities. This Warrant, when sold by the Company against the consideration therefor as provided herein, will be validly authorized, issued and fully paid. The issuance and delivery of the Warrant is not subject to any consent, approval, preemptive or any similar rights of the shareholders of the Company (which has not been duly secured or waived), including without limitation any pre-emptive rights, or any liens or encumbrances except for restrictions on transfer provided for herein or under applicable securities laws; and when and if shares of Warrant Stock are issued upon conversion and in accordance with the terms hereof and this Warrant is converted for such Warrant Stock, such securities will be, at each such issuance, validly issued shares of Warrant Stock in the Company’s capital, in compliance with all applicable securities laws and free of any liens or encumbrances except for restrictions on transfer provided for herein, in the Constitutional Documents or under such applicable securities laws.

6.3 A true, correct and current copy of the Company’s current Certificate of Incorporation is appended as Exhibit D hereto. Except as specified in Exhibit C, there are no other options, warrants, conversion privileges or other contractual rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of the

Company’s capital stock or other securities. Assuming the issuance of all Warrants issuable hereunder, Holder would own as of the Issue Date 0.5075328% of the fully-diluted equity of the Company.

6.4 No Conflict. The execution and delivery of this Warrant do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit, under, any provision of the Company’s Constitutional Documents, as amended, or any mortgage, indenture, lease or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company, its properties or assets, the effect of which would have a material adverse effect on the Company or materially impair or restrict its power to perform its obligations as contemplated hereby.

6.5 Governmental and other Consents. As at the Issue Date, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority or other person or entity is required on the part of the Company in connection with the issuance, sale and delivery of the Warrant and the Warrant Stock, except such filings as shall have been made prior to and shall be effective on and as of the date hereof. All Company and stockholder consents required in connection with issuance of the Warrant and Warrant Stock have either been obtained by the Company or no such consents are required.

6.6 Exempt from Registration. As at the Issue Date, assuming the accuracy of the representations and warranties of Holder in Section 7 hereof, the offer, sale and issuance of the Warrant and the Warrant Stock will be exempt from any registration requirements of the Securities Act, the registration and qualification requirements of applicable state securities laws.

6.7 Delivery of Information; Accuracy. The Company acknowledges its delivery of certain Representations and Warranties in connection with the Loan Agreement and this Warrant (the “Representation Letter”) to PFG, which Representations and Warranties form the basis for Holder purchasing this Warrant. As at the Issue Date, the information contained in the Representation Letter and all documents, instruments and other information delivered to Holder in connection therewith are true, correct, accurate and complete in all material respects.

Section 7. Representations and Warranties of Holder. Holder hereby represents and warrants to the Company as of the Issue Date as follows:

7.1 Investment Experience. Holder is an “accredited investor” within the meaning of Rule 501 under the Securities Act, and was not organized for the specific purpose of acquiring the Securities. Holder is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Holder has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the purchase of the Warrant and the Warrant Stock.

7.2 Investment Intent. Holder is purchasing the Warrant for investment for its own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act. Holder understands that the Warrant has not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of Holder’s investment intent as expressed herein.

7.3 Authorization. Holder has all requisite power and has taken all requisite action required of it to carry out and perform all of its obligations hereunder. The execution and delivery of this Warrant has been duly authorized, executed and delivered on behalf of Holder and constitutes the valid and binding agreement of Holder, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally and (ii) as limited by equitable principles generally. The consummation of the transactions contemplated herein and the fulfillment of the terms herein will not result in a breach of any of the terms or provisions of Holder’s constitutional documents or instruments. Any person executing this Warrant on behalf of Holder is a duly authorized officer of Holder with all necessary legal authority to bind Holder generally and with the specific legal authority to cause Holder to execute and deliver this Warrant.

Section 8. Restrictive Securities Legend.

This Warrant and the Warrant Stock have not been registered under any securities laws. Accordingly, any Share certificates issued pursuant to the conversion of this Warrant shall (until receipt of an opinion of counsel in customary form that such legend is no longer necessary) bear the following legend:

THIS WARRANT AND THE WARRANT SHARES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OF DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN CUSTOMARY FORM THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT.

Section 9. Notices.

All notices to be given under this Warrant shall be in writing and shall be given: (i) personally, or (ii) by reputable private delivery service, (iii) by regular first-class mail, or certified mail return receipt requested, or (iv) by fax, or (v) by electronic mail. If sent by fax or electronic mail, such notice shall also be sent concurrently by one of the other methods provided herein. Notices may be sent to the parties in accordance with their contact details specified below or to any other address, fax number or electronic mail address later designated in writing by a party. All notices shall be deemed to have been given upon delivery in the case of notices personally delivered, or at the expiration of one Business Day following delivery to the private delivery service, or two Business Days following the deposit thereof in the United States mail, with postage prepaid, or upon receipt during the Business Day where received in the case of notices sent by fax or electronic mail, but subject to reasonably concurrent transmission by another method, as specified above. The addresses for such communications shall be:

if to Holder, at

Partners for Growth IV, L.P.

150 Pacific Avenue

San Francisco, California 94111

Attention: Chief Financial Officer

Fax: (415) 781-0510

Email: Notices@pfgrowth.com

with a copy (not constituting notice) to

Greenspan Law Office

Attn: Benjamin Greenspan, Esq.

620 Laguna Road

Mill Valley, CA 94941

Fax: (415) 738-5371

Email: ben@greenspan-law.com

with the original of this Warrant and any replacement, restatement or reissue of this Warrant to be delivered to:

Robert W. Baird & Co., Inc.

555 California Street, Suite 4900

San Francisco, CA 94104

ATTN: John Fitzgibbons

Phone # 415-627-3225

Email: JFitzgibbons@rwbaird.com

or

if to the Company, at

Sonic Foundry, Inc.

222 W. Washington Avenue

Madison, WI 53703

Fax: (608) 443-1609

Email: kenm@sonicfoundry.com

Attn: Ken Minor

with a copy (not constituting notice) to:

McBreen and Kopko

20 North Wacker Dr., Suite 2520

Chicago, IL 60606

Fax: (312) 332-2657

Email: jstern@mmklaw.com

Each party hereto may from time to time change its address for notices under this Section 7 by giving at least 10 calendar days’ notice of such changes address to the other party hereto.

Section 8. Amendments and Waivers.

This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

Section 9. Applicable Law; Severability.

This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of California. If any one or more of the provisions contained in this Warrant, or any application of any provision thereof, shall be invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and all other applications of any provision thereof shall not in any way be affected or impaired thereby.

Section 10. Construction.

Section headings are only used in this Agreement for convenience. The Company and Holder each acknowledge that the headings may not describe completely the subject matter of the applicable Section, and the headings shall not be used in any manner to construe, limit, define or interpret any term or provision of this Agreement. This Agreement has been fully reviewed and negotiated between the parties and no uncertainty or ambiguity in any term or provision of this Agreement shall be construed strictly against either party under any rule of construction or otherwise.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed on the day and year first above written.

COMPANY:		ACKNOWLEDGED AND AGREED:

SONIC FOUNDRY, INC.		HOLDER:

Partners for Growth IV, L.P.

By:	/s/ Ken Minor	By:	/s/ Lorraine Nield

Name:	Ken Minor	Name:	Lorraine Nield

Title:	Chief Financial Officer	Title:	Manager of Partners for Growth IV, LLC, Its General Partner

PFG – Sonic Foundry Warrant Signature Page

Exhibit A

To:	SONIC FOUNDRY, INC.

ELECTION TO EXCHANGE OR EXERCISE

The undersigned hereby exercises its right to Exchange its Warrant for                      fully paid, validly issued and nonassessable:

☐ Shares

The undersigned hereby exercises its right to Exercise its Warrant for                      fully paid, validly issued and nonassessable:

☐ Shares

[check one box]

covered by the attached Warrant in accordance with the terms thereof.

and requests that certificates or other legal evidence of ownership of such Shares be issued in the name of, and delivered to:

Date:		[Holder]

By
Name:
Title:

Exhibit B

ASSIGNMENT FORM

To:	SONIC FOUNDRY, INC.

The undersigned hereby assigns and transfers this Warrant to

(Insert assignee’s social security or tax identification number)

(Print or type assignee’s name, address and postal code)

and irrevocably appoints                                          to transfer this Warrant on the books of the Company.

Date:	Partners For Growth IV, L.P.

By
Name: , Manager of Partners for Growth IV, LLC, Its General Partner

Exhibit C - Capitalization Table

Shares outstanding	4,351,203

Options and warrants	1,559,745

Fully diluted	5,910,948

Warrants issued to PFG and designees	50,000

Exhibit D – Articles of Incorporation